EXHIBIT 23.2


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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 3 of the Registration Statement of First Star Bancorp, Inc. on Form SB-2 of our report dated August 19, 1998, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

Feburary 5, 1999